UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2011

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 (Address of principal executive offices)	Houston, Texas 77046 (Zip Code)
Registrant’s telephone number, including area code: (281) 406-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-3.2

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 11, 2011, the Board of Directors (the “Board”) of Parker Drilling Company (the “Company”) adopted an amendment to the Company’s By-Laws to provide that committees of the Board shall consist of one or more directors of the company. Specifically, Section 4.1 of Article IV of the Company’s By-Laws was amended by replacing the first sentence of such section in its entirety with the following:
“The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, however, that the designation of any committee consisting of a single director shall also be approved by the affirmative vote of a majority of all of the directors determined by the Board to be independent in accordance with applicable rules of the primary stock exchange on which the Corporation’s common stock is then listed.”
A copy of the amended By-Laws, effective March 11, 2011, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
3.2	Parker Drilling Company By-Laws, effective as amended March 11, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
By:	/s/ W. Kirk Brassfield
W. Kirk Brassfield, Senior Vice
President and Chief Financial Officer

Date: March 16, 2011